                                                                    Exhibit 99.1
News Release
------------

FOR MORE INFORMATION CONTACT:
David E. Fountain
National Processing, Inc.
Phone:  502.315.3311
Fax:  502.315.3535
e-mail:  dfountain@npc.net
Website:  www.npc.net



For Immediate Release
---------------------

           National Processing Reports Third Quarter Financial Results
           -----------------------------------------------------------

LOUISVILLE, KENTUCKY, OCTOBER 16, 2003 - National Processing, Inc. (NYSE: NAP) today reported financial results for the third quarter and nine months ended September 30, 2003. Revenue for the third quarter of 2003 was $125.0 million, up 9% from 2002 third quarter revenue of $114.5 million. Net income for the third quarter of 2003 was $14.3 million, or $0.27 per diluted share, up 13% and 12%, respectively, from comparable 2002 net income of $12.7 million, or $0.24 per diluted share. For the nine months ended September 30, 2003, revenue was $344.6 million, up 2% from $337.1 million in 2002. Net income for the nine months ended September 30, 2003 was $33.9 million, or $0.65 per diluted share, both down 8%, from comparable 2002 net income of $36.9 million, or $0.70 per diluted share.

Net income for the nine months ended September 30, 2003 included after-tax restructuring charges of $0.8 million related to severance for technology personnel and a loss on the sale of 14 regional sales offices. Net income for the nine months ended September 30, 2002 included an after-tax restructuring charge of $2.4 million related to the closure of the Company's Mexican operations. Net income for the quarter and nine months ended September 30, 2002 also included after-tax expenses of $2.0 million related to a separation agreement with the former CEO.

Merchant Card Services transaction and dollar volume increased to record levels for the third quarter and year-to-date periods. Merchant Card Services transactions processed were 1.1 billion for the quarter and 3.1 billion year-to-date, representing increases of 11% and 9%, respectively, over comparable 2002 volume. Merchant Card Services dollar volume processed was $43.9 billion for the quarter and $125.6 billion year-to-date, representing increases of 5% and 1%, respectively, over comparable 2002 volumes. The dollar volume processed has trailed transaction growth primarily as a result of the Company's initiative to exit merchant processing for airlines, which have a large average ticket per transaction.

Chairman and CEO Jon L. Gorney commented, "We are pleased with the progress we have made this year. We are starting to see the benefits of some of our strategic initiatives. These successes, coupled with a modest rebound in consumer spending in the third quarter, resulted in improved financial results for the third quarter. At the same time, we continue to operate in a challenging environment. Our results for the year have been constrained by negative national merchant pricing trends, which was somewhat offset in the third quarter by favorable impacts of rate changes from the associations. We also are continuing to grow over the impact of our decision to exit merchant processing for the airlines."

"Our focus this year has been on pursuing growth in the regional market as well as the national market. In the regional market, we signed merchants at a record level in the third quarter. Some of our recent wins in the national and Tier-2 national markets include ShopKo, Sheetz, Luxottica Retail, Mikasa and Armstrong Garden Centers. We also recently announced the signing of Hardee's, which furthers our industry leading position in the Quick Service Restaurant market."

"Based on the stronger than expected volume in the third quarter, we are increasing our 2003 annual revenue estimate to a range of $455 to $475 million from our previous range of $435 to $455 million. We are maintaining our EPS guidance range for the full year 2003 at $0.90 to $0.95."

The Company's balance sheet remained strong. As of September 30, 2003, the Company had $254 million of cash and cash equivalents with no debt and total shareholders' equity of $495 million. Operating cash flow was $39.5 million and $103.1 million, respectively, for the quarter and nine months ended September 30, 2003. Capital expenditures were $1.6 million and $5.0 million for the quarter and nine months ended September 30, 2003, respectively.

CONFERENCE CALL

A conference call to discuss financial results and business highlights will be held at 9:00 a.m. ET today hosted by Jon L. Gorney, chief executive officer, and David E. Fountain, chief financial officer. The call will be open to the public with both media and individual investors invited to participate in a listen-only mode. The conference can be accessed by calling 888.428.4480 (domestic) and
612.288.0337 (international). Participants should plan to dial in approximately 15 minutes prior to the start of the call.

A replay of the live call will be available starting at 2:15 p.m. ET, October 16, 2003 through Midnight ET on October 18, 2003. The replay may be accessed by dialing 800.475.6701 (domestic) and 320.365.3844 (international) and entering access code 662005.

FORWARD-LOOKING STATEMENTS

This announcement and Mr. Gorney's comments contain forward-looking statements that involve significant risks and uncertainties, including changes in general economic and financial market conditions and the Company's ability to execute its business plans. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. Such forward-looking statements are based on management's expectations that involve a number of risks and uncertainties, and although management believes the expectations reflected in such forward-looking statements are reasonable, actual results may differ materially from such statements. Additional information concerning factors that could cause actual results to differ materially from those contained in the forward-looking statements is available in the Company's Annual Report on Form 10-K for the year ended December 31, 2002, the Company's Quarterly Report on Form 10-Q for the three months ended June 30, 2003 and subsequent filings with the Securities and Exchange Commission. These filings are available at no cost on the Commission's Web Site at www.sec.gov or from National Processing, Inc.

About National Processing, Inc.
National Processing, Inc. (NYSE: NAP) through its wholly owned operating subsidiary, National Processing Company, LLC (NPC(R)), is a leading provider of merchant credit and debit card processing. National Processing is 85 percent owned by National City Corporation (NYSE: NCC) (www.nationalcity.com), one of the nation's largest financial holding companies. NPC and its subsidiaries support approximately 700,000 merchant locations, representing nearly one out of every five Visa(R) and MasterCard(R) transactions processed nationally. NPC's card processing solutions offer superior levels of service and performance and assist merchants in lowering their total cost of card acceptance through world-class people, technology, and service. Additional information regarding National Processing can be obtained at www.npc.net.

                            NATIONAL PROCESSING, INC.
                        Consolidated Statements of Income
                    (In thousands, except per share amounts)
                                   (Unaudited)

                                                      QUARTER ENDED SEPTEMBER 30,
                                                      ---------------------------
                                                          2003          2002          % CHANGE
                                                        --------      --------        --------
Revenue                                                 $124,997      $114,486             9%
Operating expenses                                        88,954        81,498             9%
General and administrative expenses(2)                     6,158         9,851           -37%
Depreciation and amortization                              5,653         5,012            13%
Restructuring, divestiture, and impairment charges          --            --               -%
                                                        --------      --------
OPERATING PROFIT                                          24,232        18,125            34%
Net interest income                                          698         1,190           -41%
                                                        --------      --------
INCOME BEFORE TAXES AND MINORITY INTEREST                 24,930        19,315            29%
Provision for income taxes                                 9,811         5,949            65%
                                                        --------      --------
INCOME BEFORE MINORITY INTEREST                           15,119        13,366            13%
Minority interest                                            810           680            19%
                                                        --------      --------
NET INCOME                                              $ 14,309      $ 12,686            13%
                                                        ========      ========

NET INCOME PER SHARE - BASIC                            $  0.273      $  0.244            12%
Net income per share - diluted                          $  0.271      $  0.241            12%

WEIGHTED AVERAGE SHARES - BASIC                           52,389        52,073
WEIGHTED AVERAGE SHARES - DILUTED                         52,740        52,503
SHARES OUTSTANDING AT END OF PERIOD                       52,612        52,081


                                                       NINE MONTHS ENDED SEPTEMBER 30,
                                                       -------------------------------
                                                              2003         2002         % CHANGE
                                                             ------       ------        --------
Revenue                                                     $344,565      $337,095         2%
Operating expenses                                           254,878       244,661         4%
General and administrative expenses(2)                        16,212        18,535       -13%
Depreciation and amortization                                 15,664        13,491        16%
Restructuring, divestiture, and impairment charges (1)         1,273         1,650       -23%
                                                            --------      --------
OPERATING PROFIT                                              56,538        58,758        -4%
Net interest income                                            2,370         3,294       -28%
                                                            --------      --------
INCOME BEFORE TAXES AND MINORITY INTEREST                     58,908        62,052        -5%
Provision for income taxes                                    22,950        23,226        -1%
                                                            --------      --------
INCOME BEFORE MINORITY INTEREST                               35,958        38,826        -7%
Minority interest                                              2,036         1,893         8%
                                                            --------      --------
NET INCOME                                                  $ 33,922      $ 36,933        -8%
                                                            ========      ========

NET INCOME PER SHARE - BASIC                                $  0.649      $  0.711        -9%
Net income per share - diluted                              $  0.646      $  0.703        -8%

WEIGHTED AVERAGE SHARES - BASIC                               52,243        51,982
WEIGHTED AVERAGE SHARES - DILUTED                             52,476        52,526
SHARES OUTSTANDING AT END OF PERIOD                           52,612        52,081

(1) The nine months ended September 30, 2003 includes $1,273 ($763 after-tax) of restructure charges related to severance for technology personnel and a loss on the sale of 14 regional sales offices. The nine months ended September 30, 2002 includes a $1,650 ($2,350 after-tax) restructure charge for severance costs, building and equipment write downs, and related items for the closure of the Company's operation in Juarez, Mexico.

(2) The quarter and nine months ended September 30, 2002 includes $3,389 ($2,033 after-tax) of expenses related to a separation agreement with the former CEO.

                            NATIONAL PROCESSING, INC.
                      Condensed Consolidated Balance Sheets
                                 (In thousands)
                                   (Unaudited)

                                               September 30,    December 31,   September 30,
                                                   2003            2002           2002
                                                ---------       ---------       ---------
Cash and cash equivalents                       $ 254,144       $ 185,513       $ 209,548
Accounts receivable - trade                        97,032         152,132          96,661
Other current assets                               11,338           9,400           8,632
                                                ---------       ---------       ---------
Total current assets                              362,514         347,045         314,841

Property and equipment                            109,326         105,369         108,833
Accumulated depreciation                          (59,673)        (51,662)        (54,533)
                                                ---------       ---------       ---------
Net property and equipment                         49,653          53,707          54,300

Goodwill                                          115,237          91,227          91,227
Other intangible assets                            45,842          41,990          43,261
Other assets                                       13,339          16,535          15,778
                                                ---------       ---------       ---------
Total assets                                    $ 586,585       $ 550,504       $ 519,407
                                                =========       =========       =========

Accounts payable - trade                        $  24,968       $  23,006       $  21,087
Other current liabilities                          62,190          66,921          51,559
                                                ---------       ---------       ---------
Total current liabilities                          87,158          89,927          72,646

Minority interest                                   2,058           2,462           2,720
Other liabilities                                   2,013           1,732           1,764
                                                ---------       ---------       ---------
Total liabilities                                  91,229          94,121          77,130

Total shareholders' equity                        495,356         456,383         442,277
                                                ---------       ---------       ---------

Total liabilities and shareholders' equity      $ 586,585       $ 550,504       $ 519,407
                                                =========       =========       =========


                           NATIONAL PROCESSING, INC.
                 Condensed Consolidated Statements of Cash Flows
                                 (In thousands)
                                   (Unaudited)


                                                                   QUARTER ENDED SEPTEMBER 30,
                                                          --------------------------------------------
                                                             2003            2002           % Change
                                                          ---------       ---------        -----------
Net income                                                $  14,309       $  12,686              13%
Non-cash and working capital items                           25,202          20,286              24%
                                                          ---------       ---------
     Cash provided by operating activities                   39,511          32,972              20%
Capital expenditures                                         (1,555)         (3,023)            -49%
Acquisitions, net of cash received                           (1,000)         (2,700)            -63%
                                                          ---------       ---------
     Cash used in investing activities                       (2,555)         (5,723)            -55%
Cash proceeds from exercise of stock options                  2,462            (347)             NM
Principal payments under capital leases                         (80)            (33)            142%
                                                          ---------       ---------
     Cash provided by (used in) financing activities          2,382            (380)             NM
                                                          ---------       ---------
Net increase in cash and cash equivalents                    39,338          26,869              46%
Cash and cash equivalents, beginning of period              214,806         182,679              18%
                                                          ---------       ---------
Cash and cash equivalents, end of period                  $ 254,144       $ 209,548              21%
                                                          =========       =========



                                                        NINE MONTHS ENDED SEPTEMBER 30,
                                                        ------------------------------
                                                            2003             2002
                                                          ---------       ---------
Net income                                                $  33,922       $  36,933              -8%
Non-cash and working capital items                           69,224          84,719             -18%
                                                          ---------       ---------
     Cash provided by operating activities                  103,146         121,652             -15%
Capital expenditures                                         (4,963)        (13,582)            -63%
Acquisitions, net of cash received                          (33,356)         (2,700)             NM
                                                          ---------       ---------
     Cash used in investing activities                      (38,319)        (16,282)            135%
Cash proceeds from exercise of stock options                  3,949           3,019              31%
Principal payments under capital leases                        (145)            (98)             48%
                                                          ---------       ---------
     Cash provided by financing activities                    3,804           2,921              30%
                                                          ---------       ---------
Net increase in cash and cash equivalents                    68,631         108,291             -37%
Cash and cash equivalents, beginning of period              185,513         101,257              83%
                                                          ---------       ---------
Cash and cash equivalents, end of period                  $ 254,144       $ 209,548              21%
                                                          =========       =========


NM - Not meaningful